CAL-MAINE FOODS, INC. 2012 OMINBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Restricted Stock Agreement (this “Restricted Stock Agreement”) shall have the meanings ascribed in the Cal-Maine Foods, Inc. 2012 Long-Term Incentive Plan.

I.NOTICE OF RESTRICTED STOCK GRANT

Name:_____________________________________

Address:    _____________________________________

   _____________________________________

The Company is pleased to inform you that, subject to the terms and conditions of the Plan and this Restricted Stock Agreement, you have been granted restricted shares of Common Stock (“Restricted Shares”), as follows:

Date of Grant:________________________________________________

Vesting Commencement Date:________________________________________________

Number of Restricted Shares: ________________________________________________

Vesting Schedule:  The Restricted Shares shall become vested, and no longer subject to forfeiture, in accordance with the following schedule:

Anniversary of Grant DatePercent (%) of Shares Vested

     3rd Anniversary     100%

II.AGREEMENT

A.	Grant of Restricted Shares.

The Committee hereby grants to the Participant named in the Notice of Grant contained in Part I of this Restricted Stock Agreement (the “Notice of Grant”) the number of restricted shares of Common Stock (the “Restricted Shares”) set forth in the Notice of Grant, subject to the terms and conditions herein set forth and the provisions of the Plan, which is incorporated herein by reference. Subject to Article 9 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Restricted Stock Agreement, the terms and conditions of the Plan shall prevail.

B.	Vesting of Restricted Shares.

(a) Vesting Schedule.  The Restricted Shares that shall have vested at any time in accordance with the terms of the Vesting Schedule set forth in the Notice of Grant are referred to as “Vested Shares,” and the Restricted Shares that shall not have vested are referred to as “Unvested Shares.”

(b) Accelerated Vesting Upon a Change in Control.  In the event of the completion of a Change in Control, all Unvested Shares shall automatically vest and become Vested Shares immediately prior to the completion of the Change in Control.

(c) Forfeiture of Unvested Shares Upon Early Termination of Service.  Except as provided in subparagraphs (d) and (e) below, if the Participant ceases to remain in continuous Service for any reason, (i) all of the Restricted Shares that are Unvested Shares as of such termination date shall immediately and automatically be forfeited and reconveyed to the Company and shall be cancelled on the Company’s stock books, and (ii) the Participant shall immediately and automatically cease to have any ownership right in any and all Restricted Shares that constitute Unvested Shares as of such termination date.  In such event, this Restricted Stock Agreement shall remain in full force and effect with respect to any Vested Shares.

(d)Death or Disability.  In the event of the Participant’s Disability or death during the term of this Agreement, all of the Restricted Shares subject to this Agreement shall be immediately vested as of the date of such Disability or death, whichever is applicable, and shall be delivered, subject to any requirements under this Agreement, to the Participant, in the event of his or her Disability, or in the event of the Participant’s death, to the beneficiary or beneficiaries designated by the Participant, or if the Participant has not so designated any beneficiary(ies), or if no designated beneficiary survives the Participant, such shares shall be delivered to the personal representative of the Participant’s estate.  For purposes of this Agreement, Disability means that the Participant, as determined by the Committee in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(e)Retirement.  If the Participant’s termination of continuous Service is by reason of Retirement, at the time of such termination, the Committee in its sole discretion may provide that the Restricted Shares will vest partially or in full as of the effective date of the Participant’s termination due to Retirement.  For purposes of this Agreement, “Retirement” means a termination of continuous Service after attainment of the requirements set forth in the retirement policy of the Company.

(f)Shareholder Rights.  From the Grant Date and continuing for so long as the Unvested Shares shall not have been forfeited as provided in Part II(B)(c), above, the Participant shall have the right to receive with respect to the Restricted Shares any dividends that the Company may declare regarding the Common Stock; provided, however, that any dividend payable in stock also shall be deemed to be Restricted Shares under this Agreement.

C.	No Transfer Permitted of Unvested Shares.

(a)The Participant shall not, and shall not purport to, sell, assign, pledge or otherwise transfer any Unvested Shares, or any interest therein, either voluntarily or by operation of law, except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.  The Participant is permitted to sell, assign or otherwise transfer the Restricted Shares only if and when they become Vested Shares pursuant to Section B, above.

(b)The Participant acknowledges and agrees that, if the Company so determines, all certificates evidencing Unvested Shares may be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING AND FORFEITURE PROVISIONS AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

In addition, the Company may make a notation regarding the restrictions on transfer of the Restricted Shares in its stock books, and shares of the Restricted Shares shall be transferred on the books of the Company only if transferred or sold in accordance with this Restricted Stock Agreement.

D.	Stock Certificates.

(a) Concurrently herewith, the Company may issue one or more stock certificates in the Participant’s name evidencing the Restricted Shares or the Company may issue the Restricted Shares in book entry form.  If the Restricted Shares are held in book entry form, the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.  If stock certificates are issued, the Company, or its designee, shall retain any stock certificates or other certificates issued that evidence Unvested Shares in escrow for the benefit of the Participant.  The Participant agrees to execute such further instruments and to take such further actions as the Committee may deem necessary or advisable for purposes of facilitating the enforcement of this Restricted Stock Agreement.  The Participant hereby appoints the Company, or its designee, with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant to take into action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer any certificate or certificates evidencing any such Unvested Shares upon termination.

(b) Upon the Participant’s request at any time, the Company shall deliver to the Participant a stock certificate in the Participant’s name evidencing Vested Shares.

E.	Tax Obligations.

(a) In connection with the receipt of the Restricted Shares, the Participant hereby represents and warrants that the Company previously advised the Participant to consult with the Participant’s own tax advisor regarding whether an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, should be made by the Participant within thirty days after the Grant Date.  The Participant shall be solely responsible for the payment of any and all federal, state and other taxes that may be imposed on the Participant by reason of the acquisition of the Restricted Shares and any vesting and subsequent sale of the Vested Shares.

(b) The Participant agrees to make appropriate arrangements with the Company (or the Parent Subsidiary or Affiliate employing or retaining the Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the receipt or vesting of the Restricted Shares.  The Participant acknowledges and agrees that the Company may refuse to issue the Restricted Shares if such withholding amounts are not delivered.  These arrangements include payment in cash.  With the Company’s consent, these arrangements may also include (a) payment from the proceeds of the sale of shares through a  Company-approved broker, (b) withholding shares of Common Stock that otherwise would be issued to the Participant when the Restricted Shares become vested, (c) surrendering shares that the Participant previously acquired or (d) withholding cash from other compensation.  The Fair Market Value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes.

F.	Entire Agreement; Governing Law.

The Plan and this Restricted Stock Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Restricted Stock Agreement is governed by the laws of the state of Mississippi.    In addition,  the Grant (and any compensation paid or shares issued under the Grant) are subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

G.	Other Documents.

The Participant acknowledges receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, the Participant acknowledges receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

H.	Electronic Delivery of Documents.

The Participant agrees to accept by email, electronic submission or any other means requested by the Company all documents relating to the Company, the 2012 Plan or this Restricted Stock Agreement and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party hired by the Company. If the Company posts these documents on a website, it will notify the Participant by email.  The Participant acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with the Participant’s ability to access the documents.  This consent will remain in effect until the Participant gives the Company written notice that it should deliver paper documents.

I.	Insider Trading Policy

The Participant acknowledges that Participant may be required as a condition of employment and as a condition to receiving the Award to comply with the Company’s Securities Trading Policy.  Participant acknowledges that Participant may not sell the Common Stock during certain periods as set forth in the Company’s Securities Trading Policy.

J.	No Guarantee of Continued Service.

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RESTRICTED SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN SERVICE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED OR ACQUIRING RESTRICTED SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RESTRICTED STOCK AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan and this Restricted Stock Agreement.  By your signature below, you accept the offer to acquire the Restricted Shares, acknowledge and agree that you have reviewed the Plan and this Restricted Stock Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Restricted Stock Agreement.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Restricted Stock Agreement.  You further agree to notify the Company upon any change in the residence address indicated below.

This Restricted Stock Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

PARTICIPANT:CAL-MAINE FOODS, INC.

__________________________________________By: ____________________________________

Signature       Name: ______________________________

      Title:   ______________________________

__________________________________________

Print Name

Residence Address:

__________________________________________

__________________________________________